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                                                            Exhibit 10.16.2


                                 AGREEMENT


     This Agreement dated as of May 1, 1996 (the "Agreement") is entered into by and among Stewart & Stevenson Operations, Inc. ("SSOI"), NRG Generating (Newark) Cogeneration Inc. ("NRGG (Newark)"), NRG Generating (Parlin) Cogeneration Inc. ("NRGG (Parlin)"), NRG Generating (U.S.) Inc. ("NRGG"), and Stewart & Stevenson Services, Inc. ("SSSI").


                                 RECITALS


     WHEREAS, SSOI and O'Brien (Newark) Cogeneration, Inc. ("O'Brien (Newark)") entered into an Operation and Maintenance Contract dated January 12, 1994 ("O'Brien (Newark) O&M Contract");

     WHEREAS, SSOI and O'Brien (Parlin) Cogeneration, Inc. ("OBrien (Parlin)") entered into an Operation and Maintenance Contract dated April 1, 1994 ("O'Brien (Parlin) O&M Contract" and, together with the O'Brien (Newark) O&M Contract, the "O'Brien O&M Contracts")';

     WHEREAS, on or about September 28, 1994, the parent company of O'Brien (Newark) and O'Brien (Parlin), O'Brien Environmental Energy, Inc, ("O'Brien), filed for relief under Chapter 11 and Title 11 of the United States Bankruptcy Code in United States Bankruptcy Court in the District of New Jersey (the "Court") commencing in re O'Brien Environmental Energy, Inc., Case No. 94-26723 (RG) (the "Chapter 11 Case");

     WHEREAS, NRG Energy. Inc. ("NRGE") was approved by the Court to acquire a substantial interest in O'Brien pursuant to the plan approved by the Court on or about February 22, 1996;

     WHEREAS, NRGE closed its acquisition of a substantial interest in O'Brien on April 30, 1996 and caused O'Brien to be renamed as NRGG;

     WHEREAS, O'Brien (Newark) and O'Brien (Parlin), respectively, are now known as NRGG (Newark) and NRGG (Parlin), respectively;

     WHEREAS, SSOI and NRGG (Newark) are currently negotiating an operating and Maintenance Agreement (the "NRGG (Newark) O&M Agreement") which will replace the O'Brien (Newark) O&M Contract;

     WHEREAS, SSOI and NRGG (Parlin) are currently negotiating an Operating and Maintenance Agreement (the "NRGG (Parlin) O&M Agreement" and, together with the NRGG (Newark) O&M Agreement, the "NRGG O&M Agreements") which will replace the O'Brien (Parlin) O&M Contract;

     WHEREAS, there are currently unresolved issues under the O'Brien O&M Contracts, which SSOI, NRGG (Newark) and NRGG (Parlin) desire to resolve prior to entering into the NRGG O&M Agreements; and

     WHEREAS, SSOI, NRGG (Newark), NRGG (Parlin), NRGG and SSSI desire to enter into this Agreement to memorialize their settlement as to the issues addressed below and as an inducement to and condition of their entering into the NRGG O&M Agreements,

     NOW, THEREFORE, in consideration of mutual covenants contained herein, the parties agree as follows:

     1.   Specialty Handtools.

     a. NRGG (Newark) agrees to pay SSOI the lesser of the audited value of the specialty handtools identified under SSOI Invoice Nos. 53001883, dated July 31, 1994, 53001997, dated September 30,1994, 53001614 dated June
9, 1994, 53001709 dated March 1, 1994, 53001719 dated June 30, 1994,
53001779 dated 7/31/94, 53002154 dated 10/31/94, or $100,000 (the least of such amounts being referred to as the "Audited Value").

     b.: NRGG (Parlin) agrees to pay SSOI the lesser of the audited value of the specialty handtools identified under SSOI Invoice Nos. 53001991, dated August 31, 1994 53001608 dated June 3 1994, 53001714 dated June 30,
1994, and 53001795 dated 7/31/94, or S100,000 (the least of such amounts being referred to as the Audited value).

     c. The Audited Values owed respectively by NRGG (Newark) and NRGG (Parlin) under this Section 1 shall be due and payable only add completion of audits conducted respectively by or on behalf of NRGG (Newark) and NRGG (Parlin), establishing the type, quantity, and value of the Newark and Parlin specialty handtools. NRGG (Newark) and NRGG (Parlin) shall cause their respective audits to be completed by August 1. 1996.

     d.   The amounts owed by NRGG (Newark) and NRGG (Parlin) under this
Section 1 shall be paid as follows:

               (i) The annual Operating Fee (as defined in each NRGG O&M Agreement) will be increased for NRGG (Parlin) and NRGG (Newark), respectively, by an amount equal to one-sixth (16.67%) of each location's annual Operating Fee until each location's Audited Value amount is paid in full;

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                    and

               (ii) If NRGG (Newark) and/or NRCYG (Parlin) elects to
                    terminate its agreements other than for cause of either NRGG O&M Agreement, then on or before the effective date of such termination NRGG (Newark) and/or NRGG (Parlin), as the case may be, shall pay in full the unpaid balance of each location's Audited Value.

     e. NRGG (Newark) and NRGG (Parlin) shall have the right to pay the unpaid balance of the Audited Value in full in advance without penalty or premium. Except as provided in either NRGG O&M Agreements for interest on late payments, them shall be no interest payable on any portion of the payments owed to SSOI under this Section 1.

     f. Upon payment in full of their respective Audited Values, NRGG (Newark) or NRGG (Parlin) shall automatically obtain and thereafter have title to all of the specialty handtools identified on the invoices referenced above. Also, the Operating Fee for each shall be readjusted downward, to reflect such Payment.

     2.   Bonus.

     a. Notwithstanding the fact that NRGG (Newark) and SSOI may enter into the NRGG (Newark) O&M Agreement before the expiration of the Agreement Year (as defined in the O'Brien (Newark) O&M Contract), NRGG (Newark) agrees to pay SSOI a Bonus (as defined in the O'Brien (Newark) O&M Contract). The amount of the Bonus shall be calculated under the terms of the O'Brien (Newark) O&M Contract through April 30,1996, provided, however, that the amount of the Bonus shall under no circumstances exceed $338,000.

     b. SSOI will promptly invoice NRGG (Newark) for the Bonus after the effective due of the NRGG (Newark) O&M Agreement.

     c.   There shall not be a bonus payable to SSOI from NRGG (Parlin).

     3.   Accounts Receivable.

     a. Each of NRGG (Newark) and NRGG (Parlin) acknowledges obligations to pay certain outstanding accounts receivable under the O'Brien (Newark) O&M Contract and O'Brien (Parlin) O&M Contract, respectively. As of April 30.1996, the outstanding

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

accounts receivable (the "Accounts Receivable") are: for Newark $333,682.20 and for Parlin $672,333.40.

     b. SSOI acknowledges that it has suffered budget cap overages for the Agreement Year (as defined in the O'Brien O&M Contracts) ending June 30, 1995. The amount of the budget cap overages are: for Newark, $138,112.80 and for Parlin $217,087.24. SSOI agrees to offset dollar for dollar, against the Accounts Receivable for the applicable plant, the budget cap overages for such plant. Therefore, the parties agree that the amounts to be paid by NRGG (Newark) and NRGG (Parlin) in full satisfaction of its respective Accounts Receivable are as follows:

NRGG (Newark)  $333,692.20    Outstanding accounts
                              receivable as of 4/30/96

               ($139,112.80)  Credit for budget cap overage
                                   for 1995

               $195,570.40    Total amount payable as of
                                   4/30/96

NRGG (Parlin)  $672,393.40    Outstanding accounts
                              receivable as of 4/30/96

               ($217,097.24)  Credit for budget cap overage
                                   for 1995

               $455,296.16    Total amount payable as of
                                   4/30/96

     c. The total amount of the Accounts Receivable owed by NRGG (Newark) and NRGG (Parlin) shall be payable in three (3) equal, consecutive monthly installments of: $65,190.13 for Newark and $151,765.39 for Parlin, beginning June 1, 1996. Should either NRGG (Newark) or NRGG (Parlin) fail to timely pay its Accounts Receivable, then SSOI may immediately and retroactively charge such party interest as provided in the applicable O'Brien O&M Contract, but otherwise no interest shall be owed.

     d. This Section 3 shall. not be construed as a compromise by SSOI or SSSI of rights, if any, that Calpine Corporation may enjoy by reason of any accounts payable of O'Brien (Newark) Or O'Brien (Parlin) that SSOI or SSSI may have sold to Calpine Corporation..

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

     4.   Environmental Matters.

          Payment at any time of any fine or penalties payable to any state or the United States as a result of SSOI's failure prior to the date hereof to operate and maintain either or both of the Projects (as defined in the O'Brien O&M Contracts) in accordance with Requirements of Law (as defined in the O'Brien O&M Contracts) or Approvals and Permits (as defined in the O'Brien O&M Contracts) applicable to the operation and maintenance of either or both of the Projects shall be the sole responsibility of SSOI and such fines or penalties shall not result in any costs to be borne by NRGG (Newark), NRGG (Parlin) or NRGG.

     5.   Guarantee.

         a. By signing in the space provided below, NRGG hereby guarantees the prompt performance in payment when due, of the indebtedness, liabilities and undertakings of NRGG (Newark) and NRGG (Parlin) according to the terms of this Agreement. This guarantee is continuing, absolute and unconditional. This guarantee is a guarantee of payment and not collection and no action or demand need be made or brought against the entity whose obligations arc guaranteed as a precondition of enforcement.

          b.   By   signing  in  the  space  provided  below,  SSSI  hereby
               acknowledges that the Guarantee which guarantees SSOI's obligations under each of the NRGG O&M Agreements, dated as
               of              ,  by and among SSSI, NRGG (Newark) and NRGG
               (Parlin), shall also guarantee prompt performance of SSOI's obligations under this Agreement.

     6.   Settlement of Payment Obligations.

          Except as expressly set forth in this Agreement, none of NRGG (Newark), NRGG (Parlin), or SSOI shall have any obligation to make any payment of any funds to any of the others of than under either or both of the O'Brien O&M Contracts or any provision or provisions thereof, provided, however, that this provision shall. not be construed as a compromise by SSOI or SSSI of rights, if any, that either or both of them may enjoy by reason of any agreements heretofore made by O'Brien (Newark) or O'Brien (Parlin) with Calpine Corporation.

     7.   Financing Agreements.

          NRGG, NRGG (Newark) and NRGG (Parlin) represent that their execution of this Agreement will not violate any Financing Agreement (as

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

          defined in the NRGG O&M Agreements) executed on or subsequent to the date hereof

    8.    No Conditions Precedent.

          The effectiveness of this Agreement is not conditioned upon the consent of the Agent (as defined under the NRGG O&M Agreements) or any lender. This Agreement will be executed simultaneously with the NRGG O&M Agreements.

     9.   Cooperation in Refinancing.

          Should NRGG (Newark) and/or NRGG (Parlin) decide to refinance, SSOI and SSSI agrees to execute the documents reasonably requested by their lender to effectuate such refinancing, including without limitation, consents to assignment of the NRGG O&M Agreements and any guarantees given by SSOI in connection with either or both of the NRGG O&M Agreements. This provision shall apply to the refinancing that NRGG (Newark) and NRGG (Parlin) are currently negotiating with Credit Suisse.

     10.  General.

          This Agreement shall be governed by and construed under the laws of New Jersey. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. No modification or amendment of this Agreement shall be valid unless in writing and executed by all parties to this Agreement. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. The waiver of any breach of any term or condition hereof shall not be deemed a waiver of any other or substantive breach, whether of like or different nature.

          [End of document text - next page contains signature blocks]

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


STEWART & STEVENSON OPERATIONS, INC.

/s/ Harvey Braswell
(b)  Harvey Braswell
Vice President - North American Operations



NRG GENERATING (NEWARK) COGENERATION INC.

By: /s/ Leonard Bluhm
Name:
Title:



NRG GENERATING (PARLIN) COGENERATION INC.

By: /s/ Leonard Bluhm
Name:
Title:



NRG GENERATING (U.S.) INC.

By: /s/ Leonard Bluhm
Name:
Title:



STEWART & STEVENSON SERVICES, INC.

By: /s/
Name:
Title: